UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2025

CLIMB BIO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40708	83-2273741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 William Street, Suite 145 Wellesley Hills, Massachusetts	02481
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 857-2596

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CLYM	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Financial Officer and Principal Accounting Officer

On June 16, 2025, the Board of Directors (the “Board”) of Climb Bio, Inc. (the “Company”) appointed Cindy Driscoll as Senior Vice President, Finance of the Company and designated her as the Company’s principal financial officer and principal accounting officer, effective as of June 17, 2025 (the “Effective Date”).

Cindy Driscoll, 59, most recently served as Senior Vice President of Finance of hC Bioscience, Inc. (“hC Bioscience”), a biotechnology company, from September 2023 to March 2025. Prior to hC Bioscience, Ms. Driscoll served as Senior Vice President Finance of Magenta Therapeutics, Inc. (now Dianthus Therapeutics, Inc.), a biotechnology company, from June 2017 to September 2023. From June 2011 to June 2017, Ms. Driscoll served as Vice President, Finance of Tokai Pharmaceuticals, Inc., a biopharmaceutical company. Ms. Driscoll holds an MBA from Suffolk University and a Bachelor of Science in Economics from SUNY Oswego.

Pursuant to an offer letter (the “Offer Letter”), dated June 16, 2025, between the Company and Ms. Driscoll governing the terms of her employment, Ms. Driscoll will be paid a base salary of $355,000 per year. Ms. Driscoll will also be eligible to receive an annual discretionary bonus of up to 35.0% of her annualized base salary each year, as determined by the Board in its sole discretion. Also, as a condition to her employment and pursuant to the Offer Letter, Ms. Driscoll will enter into a confidential information, inventions assignment, non-competition and non-solicitation agreement with the Company.

Effective as of the Effective Date, the Board granted to Ms. Driscoll a stock option to purchase 200,000 shares of the Company’s common stock (the “Common Stock”) at an exercise price per share equal to the closing price of the Common Stock on The Nasdaq Global Market on the Effective Date (the “Option”). The Option was granted pursuant to the Company’s 2025 Inducement Plan and will vest as to 25% of the shares underlying the Option on the first anniversary of the Effective Date and in 36 equal monthly installments thereafter, subject to Ms. Driscoll’s continued service. In addition, the Offer Letter provides that Ms. Driscoll will be eligible to participate in benefits plans offered to similarly-situated employees by the Company, subject to plan terms and generally applicable Company policies. In the event that the Company terminates Ms. Driscoll’s employment without cause (as defined in the Offer Letter) or Ms. Driscoll resigns for good reason (as defined in the Offer Letter) at any time that is not during the three months prior to, as of, or within twelve months following the effective date of a change in control (as defined in the Offer Letter) and subject to the satisfaction of certain conditions, including Ms. Driscoll’s execution of a separation agreement containing an effective release of claims in favor of the Company, the Company will be obligated to (1) (a) in the case where Ms. Driscoll has been employed with the Company for at least 12 months, pay to Ms. Driscoll in a single lump sum an amount equal to six months of her then current base salary and the amount of her target annual discretionary bonus opportunity for the year in which the termination of her employment occurs (the “Target Amount”), or (b) in the case where Ms. Driscoll has been employed with the Company for less than 12 months, pay to Ms. Driscoll in a single lump sum an amount equal to three months of her then current base salary and the Target Amount, (2) make payments for the continuation of Ms. Driscoll’s health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for a period of (a) in the case where Ms. Driscoll has been employed with the Company for at least 12 months, up to six months, or (b) in the case where Ms. Driscoll has been employed with the Company for less than 12 months, up to three months, and (3) accelerate the vesting and exercisability of any outstanding and unvested equity awards subject to time-based vesting that are held by Ms. Driscoll as of immediately prior to her termination of employment and that are scheduled to vest and become exercisable in the three month period immediately following Ms. Driscoll’s termination of employment. Alternatively, if the Company terminates Ms. Driscoll’s employment without cause or Ms. Driscoll resigns for good reason during the three months prior to, as of, or within 12 months follow the effective date of a change in control, and subject to the satisfaction of certain conditions, including Ms. Driscoll’s execution of a separation agreement containing an effective release of claims in favor of the Company, the Company will be obligated to (1) pay to Ms. Driscoll in a single lump sum an amount equal to nine months of her then current base salary, the Target Amount and any annual bonus for the previous calendar year that has not yet been paid, (2) make payments for the continuation of Ms. Driscoll’s health coverage under COBRA for a period of up to nine months and (3) accelerate the vesting and exercisability of all outstanding and unvested equity awards subject to time-based vesting that are held by Ms. Driscoll as of immediately prior to her termination of employment.

In addition, Ms. Driscoll will enter into an indemnification agreement with the Company, the form of which was filed as Exhibit 10.8 to the Company’s Registration Statement on Form S-1 (File No. 333-257980) filed with the SEC on August 2, 2021, pursuant to which the Company may be required, among other things, to indemnify Ms. Driscoll for certain expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Ms. Driscoll in any action or proceeding arising out of her service to and activities on behalf of the Company.

There is no arrangement or understanding between Ms. Driscoll and any other person pursuant to which Ms. Driscoll was appointed as Senior Vice President, Finance of the Company. There are no related party transactions between the Company and Ms. Driscoll reportable under Item 404(a) of Regulation S-K and no family relationships between Ms. Driscoll and any of the Company’s directors or officers.

As a result of Ms. Driscoll’s designation as principal financial officer, Aoife Brennan, the Company’s President and Chief Executive Officer, ceased to serve as the Company’s interim principal financial officer, effective as of the Effective Date. Dr. Brennan continues to serve as the Company’s principal executive officer.

Resignation of Chief Accounting Officer

On June 12, 2025, Emily Pimblett, the Company’s Senior Vice President, Finance and Chief Accounting Officer, notified the Company of her intention to resign, effective as of June 30, 2025. As of the Effective Date and in connection with the appointment of Ms. Driscoll, Ms. Pimblett ceased to serve as the Company’s principal accounting officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Climb Bio, Inc.

Date: June 18, 2025	By:	/s/ Aoife Brennan
Aoife Brennan, M.B., Ch.B.
President and Chief Executive Officer